UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2017

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in Item 8.01 below is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information in Item 8.01 below regarding the approval of the Certificate of Amendment (as defined below) by written consent of the Company’s stockholders is incorporated herein by reference.

Item 8.01	Other Events.

LiveXLive Media, Inc., a Delaware corporation (the “Company”), has received approval from the Financial Industry Regulatory Authority to effectuate a 1-for-3 reverse stock split (the “Reverse Stock Split”) of all of the Company’s issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”). The effective date for the Reverse Stock Split under the corporate law of the State of Delaware is October 16, 2017. The Reverse Stock Split will take effect in the market at the open of business on October 17, 2017 (the “Effective Date”), the Company’s trading symbol will temporarily change to “LIVXD” and the shares of Common Stock will trade on the OTC Pink marketplace at the new split-adjusted price. That extra “D” will remain for 20 business days after which the trading symbol will revert to “LIVX”, unless the Company successfully uplists to the New York Stock Exchange (the “NYSE”) before the expiration of such 20-day period, as discussed below.

The Company has applied to list its Common Stock on the NYSE under the symbol “LXL” in connection with its underwritten public offering of its shares of Common Stock to be registered on a Registration Statement on Form S-1, as may be amended from time to time, and as filed with the Securities and Exchange Commission (the “SEC”). The closing of the offering is contingent upon the successful listing of the Common Stock on a national securities exchange. There can be no assurance that the offering will be consummated or that the Company’s application to the NYSE will be approved.

As a result of the Reverse Stock Split, every three (3) shares of the pre-split issued and outstanding shares of Common Stock will automatically convert into one (1) post-split share of Common Stock, without any change in the par value of the shares, and without a corresponding reduction of the number of shares of Common Stock that the Company is authorized to issue. All fractional shares will be rounded up. The new CUSIP number for the Common Stock will be 53839L208.

As a result of the Reverse Stock Split, all options and warrants of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options and warrants are exercisable by three and multiplying the exercise price thereof by three, all in accordance with the terms of the plans, agreements or arrangements governing such options and warrants.

The Company’s stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts. The Company’s stockholders who are holding their shares in certificated form will be mailed a letter of transmittal to exchange their existing stock certificates for new stock certificates in connection with the Reverse Stock Split.

On September 29, 2017, the Company’s Board of Directors approved and authorized, and the Company’s stockholders approved by written consent, in accordance with Delaware corporate law, for the Company to file a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, to effect the Reverse Stock Split, as described above. The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on October 2, 2017. The foregoing description is qualified by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Certificate of Incorporation, dated September 30, 2017 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, Amendment No. 3, filed with the SEC on October 6, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	Chief Executive Officer and Chairman of the Board of Directors

Dated: October 16, 2017

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